Pricing Supplement No. 22 Dated November 5, 1996
(To Prospectus dated January 12, 1996  File No.:33-63823)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $400,000,000.00

                                 COMDISCO, INC.

                                Medium-Term Notes
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                          November 8, 1996

Maturity Date:                          November 9, 1998

Principal Amount:                       $34,000,000.00

Price to Public:                        100%

Interest Rate:                          6.09%

Interest Payment Dates:                 March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:               N/A

Optional Repayment Date:                N/A

Agent's Discount or Commission:         $85,000.00

Cusip Number:     20033R EH 8